UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2022

Codexis, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34705	71-0872999
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Penobscot Drive

Redwood City, CA 94063

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (650) 421-8100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbols(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.0001 per share	CDXS	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangement of Certain Officers.

Appointment of Kevin Norrett, M.B.A., as Chief Operating Officer

On October 3, 2022, Codexis, Inc. (the “Company” or “Codexis”) announced the appointment of Kevin Norrett, M.B.A., as the Company’s Chief Operating Officer, effective immediately. Mr. Norrett served as the Chief Business Officer of Sierra Oncology, a publicly-traded clinical stage oncology company developing treatments for rare cancers, from August 2020 to July 2022. He served as Chief Commercial Officer at Angion Biomedica Corp., a publicly-traded clinical stage biopharmaceutical company, from July 2019 to August 2020. Prior to Angion, Mr. Norrett held roles of increasing responsibility at Aimmune Therapeutics, Inc., a biopharmaceutical company, between January 2017 and July 2019, most recently serving as Vice President, Marketing, Market Access & Commercial Operations from May 2019 until July 2019. Prior to that, Mr. Norrett was Vice President of Market Access & Commercial Development at ZS Pharma, Inc., a biopharmaceutical company, from October 2014 until January 2017. Mr. Norrett holds a B.S. in Biological Sciences from the University of California, Davis, an M.S. in Biochemistry and Molecular Biology from the University of California, Los Angeles and an M.B.A. from the University of California, Berkeley – Walter A. Haas School of Business.

Pursuant to Offer Letter entered into between Mr. Norrett and the Company (the “Offer Letter”), Mr. Norrett will be paid an annual base salary of $450,000 with a target bonus opportunity of 50% of Mr. Norrett’s annual base salary. In addition, the Offer Letter provides for the Company to grant Mr. Norrett an option to purchase shares having a grant date fair value of approximately $1,333,333. The option will have an exercise price equal to the closing trading price of Company common stock on the date of grant and will vest and become exercisable as to 25% of the total number of shares underlying the option on the first anniversary of the date Mr. Norrett commences employment with the Company and as to 1/48th of the total number of shares underlying the option monthly thereafter, in each case, subject to Mr. Norrett’s continued service to the Company. Unless Mr. Norrett’s employment with the Company is terminated by the Company for cause, the option will remain exercisable for 2 years after Mr. Norrett’s service to the Company terminates. In addition, the Offer Letter provides for the Company to grant Mr. Norrett performance stock units with an approximate grant date fair value of $666,667. The performance stock units will be earned based on the achievement of performance goals, with 50% of the shares earned to be issued upon certification of the achievement of such performance goals and 50% of the shares earned to be issued one year after such certification, in each case, subject to Mr. Norrett’s continued service to the Company.

In addition, Mr. Norrett and the Company entered into a Change of Control and Severance Agreement (the “Change of Control and Severance Agreement”). Under the Change of Control and Severance Agreement, if Mr. Norrett’s employment with the Company is terminated by the Company without cause or Mr. Norrett resigns for good reason, other than during the period commencing 90 days prior to a change in control and ending on the one year anniversary of the closing of the change in control, then Mr. Norrett will be entitled to severance benefits comprised of 12 months base salary and 12 months continued healthcare coverage at Company expense. If Mr. Norrett’s employment with the Company is terminated by the Company without cause or Mr. Norrett resigns for good reason during the period commencing 90 days prior to a change in control and ending on the one year anniversary of the closing of the change in control, then Mr. Norrett will be entitled to severance benefits comprised of 18 months base salary, 18 months continued healthcare coverage at Company expense and full accelerated vesting of all outstanding equity awards (with performance deemed to be achieved at target for any performance-based equity awards). Mr. Norrett’s receipt of the foregoing severance benefits is conditioned on Mr. Norrett’s timely execution and non-revocation of a general release of claims against the Company.

The foregoing summaries of the material terms of the Offer Letter and Change of Control and Severance Agreement are qualified in their entirety by the complete terms of the agreement, each of which will be filed as an exhibit to Codexis’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2022.

The Company expects to enter into the Company’s standard indemnification agreement with Mr. Norrett.

The Board of Directors (the “Board”) of Codexis approved Mr. Norrett’s appointment on September 8, 2022. This Current Report on Form 8-K is being filed in reliance upon the instruction to paragraph (c) of Item 5.02 of Form 8-K.

Appointment of Rahul Singhvi, Sc.D. to the Board

On September 28, 2022, the Board appointed Rahul Singhvi, Sc.D. as a member of the Board as a Class I director with an initial term expiring at the Company’s 2023 annual meeting of stockholders. The Board has determined that Dr. Singhvi is independent as defined in Listing Rule 5605 of the Nasdaq Stock Market LLC for purposes of serving on the Board.

Dr. Singhvi has served as the Chief Executive Officer and a member of the board of directors of National Resilience, Inc., a privately-held biomanufacturing company, since July 2020. From October 2019 to July 2020, Dr. Singhvi was an Operating Partner at Flagship Pioneering (“Flagship”), a life sciences innovation firm, where he was responsible for founding and operating companies launched from Flagship’s innovation foundry, Flagship Venture Labs. Before joining Flagship, from September 2013 until October 2019, Dr. Singhvi was the Chief Operating Officer of the Global Vaccine Business Unit at Takeda Vaccines (“Takeda”), a privately-held biotechnology company, where he was responsible for Takeda’s global vaccine chemistry, manufacturing and controls and manufacturing operations. Prior to Takeda, from August 2005 to April 2011, he was the President and Chief Executive Officer of Novavax, Inc., a publicly-traded vaccine-development company. Dr. Singhvi previously served on the board of directors of ImmunoCellular Therapeutics, Ltd., a publicly-traded immunotherapy company, from June 2010 to November 2018. Dr. Singhvi obtained a B. Tech in Chemical Engineering from the Indian Institute of Technology at Kanpur, an M.S. and Sc.D. in Chemical Engineering from the Massachusetts Institute of Technology and an M.B.A. from The Wharton School of the University of Pennsylvania.

Pursuant to the Company’s non-employee director compensation policy, Dr. Singhvi will receive an annual cash retainer of $50,000 per year for his service as a member of the Board and additional annual retainers for committee service. Under the Company’s non-employee director compensation policy, upon his appointment to the Board, Dr. Singhvi was automatically granted 31,347 shares of restricted stock. The restricted stock vests in substantially equal installments on each of the first three anniversaries of the grant date, subject to Dr. Singhvi’s continued service to the Company through the applicable vesting date. In addition, pursuant to the non-employee director compensation policy, on the date of each annual meeting of the Company’s stockholders, Dr. Singhvi will automatically be granted a number of shares of restricted stock calculated by dividing $100,000 by the closing trading price of a share of the Company’s common stock as of the date of such annual meeting of stockholders, which will vest in full on the earlier of the first anniversary of the grant date or the next annual meeting of the Company’s stockholders, subject to Dr. Singhvi’s continued service through such vesting date.

The Company expects to enter into the Company’s standard indemnification agreement with Dr. Singhvi.

There are no arrangements or understandings between Dr. Singhvi and any other person pursuant to which he was selected as a director, nor are there any transactions in which Dr. Singhvi has an interest that would be reportable under Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 3, 2022

CODEXIS, INC.

By:	/s/ Ross Taylor
Name:	Ross Taylor
Title:	Senior Vice President and Chief Financial Officer